Exhibit 4.9
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                            AMENDMENT

       AMENDMENT, dated as of October 1, 2002, by and among TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (each, a "Purchaser", and collectively, the "Purchasers").

                       W I T N E S S E T H:
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         WHEREAS, the Company and the Purchasers entered into that certain
Securities Purchase Agreement, dated as of September 4, 1998 (as heretofore amended, the "Agreement"), pursuant to which the Purchasers purchased from the Company, and the Company issued and sold to the Purchasers, the debentures and warrants described therein;

       WHEREAS, the Debentures issued pursuant to the Agreement have a Maturity Date of October 28, 2003;

       WHEREAS, the Company has requested that the Purchasers extend the Maturity Date until February 1, 2004;

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used herein and not otherwise
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defined herein, shall have the same respective meanings as in the
Agreement.

      2. Extension of Maturity Date. Each of the Purchasers hereby agrees
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that the Maturity Date shall be, and it hereby is, extended until February
1, 2004.

      3. Amendment of Debentures. Each of the Purchasers hereby agrees that
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effective immediately, the Debentures shall be deemed to be amended, and shall be, amended to record that the Maturity Date has been extended until January 28, 2004 by deleting "on the fifth anniversary date of this Debenture" in the first paragraph of the Debenture, and substituting therefor "on January 28, 2004". The Company hereby authorizes each Purchaser to record, and each Purchaser hereby agrees to record, such amendment on the Debenture held by such Purchaser in accordance with this
Section 3.

      4. Representations and Warranties.
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      (a) The Company hereby represents and warrants that (i) the execution and delivery of this Amendment have been authorized by all necessary corporate action, (ii) no Event of Default or event which with notice or lapse of time would become an Event of Default has occurred and is continuing, except, as previously disclosed to the Purchasers, to the extent that the allegations that the Company has defaulted in its indebtedness owed in connection with the acquisition of the Mildred Elley Schools may be finally determined.

      (b) Each of the Purchasers hereby represents and warrants that (i) such Purchaser is the beneficial owner of the Debenture originally issued to it pursuant to the Agreement, and such Purchaser has not pledged, assigned or otherwise transferred, in whole or in part, such Debenture.

      5. No Other Amendments. Except as set forth in this Amendment or as
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contemplated hereby, the provisions of the Agreement, the Investor Rights
Agreement, the Warrants and the Debentures shall continue in full force and effect and unmodified as of the date hereof.

      6. Governing Law. This Consent, Amendment and Agreement shall be
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governed by and construed in accordance with the laws of the State of New
York.

      7. Counterparts. This Amendment may be executed in two or more
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counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                                   TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                                   By: /s/ ANDREW L. SIMON
                                      ---------------------
                                      Andrew L. Simon
                                      President



                                   CAHILL, WARNOCK STRATEGIC PARTNERS
                                   FUND, L.P.
                                   By CAHILL WARNOCK STRATEGIC
                                   PARTNERS, L.P., General Partner


                                   By: /s/ DAVID L. WARNOCK
                                       ---------------------
                                       David L. Warnock




                                   STRATEGIC ASSOCIATES, L.P.
                                   By CAHILL WARNOCK STRATEGIC
                                   PARTNERS, L.P., General Partner


                                   By: /s/ DONALD W. HUGHES
                                       -----------------------
                                       Donald W. Hughes